As filed with the Securities and Exchange Commission on October 7, 2015

Registration No. 333-133933

Registration No. 333-127658

Registration No. 333-115572

Registration No. 333-100759

Registration No. 333-74180

Registration No. 333-61948

Registration No. 333-54160

Registration No. 333-46738

Registration No. 333-44928

Registration No. 333-94815

Registration No. 333-93761

Registration No. 333-92023

Registration No. 333-75253

Registration No. 333-67733

Registration No. 333-64069

Registration No. 333-58799

Registration No. 333-52601

Registration No. 333-49781

Registration No. 333-46243

Registration No. 333-43303

Registration No. 333-37437

Registration No. 333-37229

Registration No. 333-30835

Registration No. 333-02674

Registration No. 333-02672

Registration No. 333-13723

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-133933

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-127658

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-115572

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-100759

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-74180

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-61948

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-54160

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-46738

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-44928

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-94815

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-93761

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-92023

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-75253

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-67733

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-64069

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-58799

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-52601

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-49781

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-46243

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-43303

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-37437

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-37229

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-30835

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-02674

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-02672

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT NO. 333-13723

UNDER
THE SECURITIES ACT OF 1933

HOME PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Maryland	16-1455126
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

850 Clinton Square Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (585) 546-4900

Ann M. McCormick

Executive Vice President, Secretary, and General Counsel

Home Properties, Inc.

850 Clinton Square

Rochester, New York 14604

(585) 546-4900

(585) 232-3147

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

Deborah McLean, Esq.

Nixon Peabody

1300 Clinton Square

Rochester, New York 14604

(585) 263-1307

dmclean@nixonpeabody.com

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filter, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the following Registration Statements of Home Properties, Inc. (the “Company”) on Form S-3 (collectively, the “Registration Statements”):

•                  Registration Statement No. 333-133933, registering 2,969,914  shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company;

•                  Registration Statement No. 333-127658, as amended by Amendment No. 1 filed on September 8, 2005, registering 306,933 shares of Common Stock of the Company;

•                  Registration Statement No. 333-115572, registering 515,572 shares of Common Stock of the Company;

•                  Registration Statement No. 333-100759, registering 326,517 shares of Common Stock of the Company;

•                  Registration Statement No. 333-74180, registering 1,666,667 shares of Common Stock of the Company;

•                  Registration Statement No. 333-61948, registering 946,599 shares of Common Stock of the Company;

•                  Registration Statement No. 333-54160, registering 2,550,000 shares of Common Stock of the Company;

•                  Registration Statement No. 333-46738, registering 833,333 shares of Common Stock of the Company;

•                  Registration Statement No. 333-44928, registering 1,868,341 shares of Common Stock of the Company;

•                  Registration Statement No. 333-94815, registering  2,300,000 shares of Common Stock of the Company;

•                  Registration Statement No. 333-93761, registering 1,679,543 shares of Common Stock of the Company;

•                  Registration Statement No. 333-92023, registering 5,832,174 shares of Common Stock of the Company;

•                  Registration Statement No. 333-75253, registering 413,343 shares of Common Stock of the Company;

•                  Registration Statement No. 333-67733, registering 1,500,000 shares of Common Stock of the Company;

•                  Registration Statement No. 333-64069, registering 2,127,937 shares of Common Stock of the Company;

•                  Registration Statement No. 333-58799, registering 1,200,000 shares of Common Stock of the Company;

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•                  Registration Statement No. 333-52601, as amended by Pre-Effective Amendment No. 1 filed on May 26, 1998, registering up to an aggregate of $400,000,000 in shares of Common Stock of the Company, preferred shares, par value $0.01 per share of the Company (“Preferred Stock”), common stock rights or warrants of the Company and debt securities of the Company;

•                  Registration Statement No. 333-49781, registering 900,000 shares of Common Stock of the Company;

•                  Registration Statement No. 333-46243, registering 2,476,161 shares of Common Stock of the Company;

•                  Registration Statement No. 333-43303, registering 800,000 shares of Common Stock of the Company;

•                  Registration Statement No. 333-37437, registering 750,000 shares of Common Stock of the Company;

•                  Registration Statement No. 333-37229, registering 1,216,508 shares of Common Stock of the Company;

•                  Registration Statement No. 333-30835, registering 420,000 shares of Common Stock of the Company;

•                  Registration Statement No. 333-02674, as amended by Amendment No. 1 filed on September 6, 1996, as further amended by Amendment No. 2 filed on November 20, 1996, as further amended by Amendment No. 3 filed on February 11, 1997, as further amended by Amendment No. 4 filed on February 24, 1997, as further amended by Amendment No. 5 filed on February 27, 1997, registering (i) shares of Common Stock of the Company; (ii) shares of Preferred Stock of the Company;  (iii) rights or warrants to purchase shares of Common Stock of the Company and (iv) one or more series of debt securities which may be either senior debt securities or subordinated debt securities, with an aggregate public offering price of up to $100,000,000.00;

•                  Registration Statement No. 333-02672, as amended by Amendment No. 1 filed on September 6, 1996, as further amended by Amendment No. 2 filed on November 20, 1996, as further amended by Amendment No. 3 filed on February 12, 1997, as further amended by Amendment No. 4 filed on February 24, 1997, as further amended by Amendment No. 5 filed on February 27, 1997, registering 2,630,000 shares of Common Stock of the Company; and

•                  Registration Statement No. 333-13723, registering 580,000 shares of Common Stock of the Company.

On October 7, 2015, the Company completed the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 22, 2015, among the Company, Home Properties, L.P., LSREF4 Lighthouse Acquisitions, LLC (“Parent”), LSREF4 Lighthouse Corporate Acquisitions, LLC (“MergerSub”), a wholly-owned subsidiary of Parent, LSREF4 Lighthouse Operating Acquisitions, LLC, a wholly-owned subsidiary of MergerSub, and UDR, Inc.  Pursuant to the Merger Agreement, the Company merged with and into MergerSub (the “Merger”), with MergerSub surviving the Merger as a wholly-owned subsidiary of Parent.  At the effective time of the Merger, each outstanding share of the Company’s Common Stock (other than shares owned by any subsidiary of the Company, Parent, or any subsidiary of Parent which were cancelled) was converted into the right to receive an amount in cash per share equal to $75.23, without interest and less any applicable withholding tax.

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The Company has terminated any and all offerings of its securities pursuant to the Registration Statements.  Accordingly, the Company hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 7th day of October, 2015.

LSREF4 LIGHTHOUSE CORPORATE ACQUISITIONS, LLC (as successor by merger to Home Properties, Inc.)

By:	/s/ Marc L. Lipshy
Name:	Marc L. Lipshy
Title:	President

Note:  No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.

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